Exhibit 99.1

NEWS RELEASE

Drilling Tools International Corp. Reports

2024 Year End and Fourth Quarter Results

Expects Continued Growth in 2025 Consolidated Revenue, Adjusted EBITDA and Adjusted Free Cash Flow

International Revenue Projected to Grow Significantly in 2025

HOUSTON — March 13, 2025 — Drilling Tools International Corp., (NASDAQ: DTI) (“DTI” or the “Company”), a global oilfield services company that designs, engineers, manufactures and provides a differentiated, rental-focused offering of tools for use in onshore and offshore horizontal and directional drilling operations, as well as other cutting-edge solutions across the well life cycle, today reported results for the twelve months and fourth quarter ended December 31, 2024.

For the twelve months of 2024, DTI generated total consolidated revenue of $154.4 million. 2024 Tool Rental revenue was approximately $117.9 million and Product Sales revenue totaled $36.5 million. Total Operating Expenses were $141.0 million and Income from Operations was $13.4 million. Net Income and Adjusted Net Income(1) for 2024 were $3.0 million and $10.1 million, respectively. Diluted EPS and Adjusted Diluted EPS(1) for 2024 were $0.09 and $0.31 per share, respectively. 2024 Adjusted EBITDA(1) was $40.1 million and Adjusted Free Cash Flow(1)(2) was $17.2 million. As of December 31, 2024, DTI had approximately $6.2 million of cash and cash equivalents, and net debt of $47.6 million.

For the fourth quarter of 2024, DTI generated total consolidated revenue of $39.8 million. Fourth quarter Tool Rental revenue was approximately $31.5 million and Product Sales revenue totaled $8.3 million. Total Operating Expenses were $38.0 million and Income from Operations was $1.8 million. Net Loss and Adjusted Net Income(1) for the fourth quarter were ($1.3) million and $0.6 million, respectively. Diluted EPS and Adjusted Diluted EPS(1) for the fourth quarter were ($0.04) and $0.02 per share, respectively. Fourth quarter Adjusted EBITDA(1) was $9.1 million and Adjusted Free Cash Flow(1)(2) was $5.9 million.

Wayne Prejean, Chief Executive Officer of DTI, stated, “I am pleased with the strong execution by our teams in the fourth quarter despite a challenging demand environment. The results of our acquisition growth strategy over the past twelve months have been particularly impressive given these industry headwinds. We are actively vertically integrating around specific products and are positioning ourselves globally for future growth. Although industry forecasts suggest a flat market environment this year, we anticipate building upon our 2024 results and activities and expect to significantly grow our international revenue in 2025.”

Prejean added, “We believe acquiring value enhancing companies like Superior Drilling Products, Deep Casing Tools, European Drilling Projects and Titan Tools Services at attractive multiples, coupled with our differentiated organic growth strategy, positions DTI to successfully participate in the expected industry growth cycle over the next three to five years. We continue to analyze additional promising acquisition targets to gain further scale, talented personnel, innovative technologies and geographic expansion. We believe elevated demand should further strengthen the global need for our leading products, technological solutions and superior services.”

2025 Full Year Outlook

Revenue	$163 million	—	$183 million
Adjusted EBITDA(1)	$40 million	—	$50 million
Adjusted EBITDA Margin(1)	25%	—	27%
Adjusted Free Cash Flow(1)(2)	$17 million	—	$21 million

(1)
Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Free Cash Flow are non-GAAP financial measures. See “Non-GAAP Financial Measures” at the end of this release for a discussion of reconciliations to the most directly comparable financial measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”).
(2)
Adjusted Free Cash Flow defined as Adjusted EBITDA less Gross Capital Expenditures.

2024 Year End and Fourth Quarter Conference Call Information

DTI's 2024 year end and fourth quarter conference call can be accessed live via dial-in or webcast on Friday, March 14, 2025 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) by dialing 201-389-0869 and asking for the DTI call at least 10 minutes prior to the start time, or via live webcast by logging onto the webcast at this URL address: https://investors.drillingtools.com/news-events/events. An audio replay will be available through March 21, 2025 by dialing 201-612-7415 and using passcode 13751110#. Also, an archive of the webcast will be available shortly after the call at https://investors.drillingtools.com/news-events/events for 90 days. Please submit any questions for management prior to the call via email to DTI@dennardlascar.com.

About Drilling Tools International Corp.

DTI is a Houston, Texas based leading oilfield services company that manufactures and rents downhole drilling tools used in horizontal and directional drilling of oil and natural gas wells. With roots dating back to 1984, DTI operates from 16 service and support centers across North America and maintains 11 international service and support centers across the EMEA and APAC regions. To learn more about DTI, please visit: www.drillingtools.com.

Contact:

DTI Investor Relations

Ken Dennard / Rick Black

InvestorRelations@drillingtools.com

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding the business combination and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include, but are not limited to, statements regarding DTI and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward looking statements in this press release may include, for example, statements about: (1) the demand for DTI’s products and services, which is influenced by the general level activity in the oil and gas industry; (2) DTI’s ability to retain its customers, particularly those that contribute to a large portion of its revenue; (3) DTI’s ability to employ and retain a sufficient number of skilled and qualified workers, including its key personnel; (4) DTI’s ability to source tools and raw materials at a reasonable cost; (5) DTI’s ability to market its services in a competitive industry; (6) DTI’s ability to execute, integrate and realize the benefits of acquisitions, and manage the resulting growth of its business; (7) potential liability for claims arising from damage or harm caused by the operation of DTI’s tools, or otherwise arising from the dangerous activities that are inherent in the oil and gas industry; (8) DTI’s ability to obtain additional capital; (9) potential political, regulatory, economic and social disruptions in the countries in which DTI conducts business, including changes in tax laws or tax rates; (11) DTI’s dependence on its information technology systems, in particular Customer Order Management Portal and Support System, for the efficient operation of DTI’s business; (11) DTI’s ability to comply with applicable laws, regulations and rules, including those related to the environment, greenhouse gases and climate change; (12) DTI’s ability to maintain an effective system of disclosure controls and internal control over financial reporting; (13) the potential for volatility in the market price of DTI’s common stock; (14) the impact of increased legal, accounting, administrative and other costs incurred as a public company, including the impact of possible shareholder litigation; (15) the potential for issuance of additional shares of DTI’s common stock or other equity securities; (16) DTI’s ability to maintain the listing of its common stock on Nasdaq; and (17) other risks and uncertainties separately provided to you and indicated from time to time described in filings and potential filings by DTI with the Securities and Exchange Commission (the “SEC”). You should carefully consider the risks and uncertainties described in the definitive proxy statement/prospectus/consent solicitation statement with the SEC by the Company on July 2, 2024 (the “Proxy Statement”), and the information presented in DTI’s annual report on Form 10-K filed March 28, 2024

(the “10-K”). Such forward-looking statements are based on the beliefs of management of DTI, as well as assumptions made by, and information currently available to DTI’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Proxy Statement or the 10-K. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of each of DTI, including those set forth in the Risk Factors section of the Proxy Statement and described in the 10-K. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Drilling Tools International Corp.

Consolidated Statement of Operations and Comprehensive Income (Unaudited)

(In thousands of U.S. dollars and rounded)

	Year Ended December 31,
	2024	2023
Revenue, net:
Tool rental	$117,926	$119,239
Product sale	36,520	32,795
Total revenue, net	154,446	152,034
Operating costs and expenses:
Cost of tool rental revenue	24,110	28,270
Cost of product sale revenue	14,381	7,249
Selling, general, and administrative expense	78,695	68,264
Depreciation and amortization expense	23,832	20,352
Total operating costs and expenses	141,018	124,135
Income from operations	13,428	27,899
Other expense, net:
Interest expense, net	(3,369)	(1,103)
Gain on sale of property	60	101
Loss on asset disposal	—	(489)
Gain (loss) on remeasurement of previously held equity interest	368	(255)
Other income (expense), net	(7,503)	(6,359)
Total other expense, net	(10,444)	(8,105)
Income before income tax expense	2,984	19,794
Income tax (expense)/benefit	30	(5,046)
Net income	$3,014	$14,748
Accumulated dividends on redeemable convertible preferred stock	—	314
Net income available to common shareholders	$3,014	$14,434
Basic earnings per share	$0.09	$0.67
Diluted earnings per share	$0.09	$0.59
Basic weighted-average common shares outstanding	31,938,847	21,421,610
Diluted weighted-average common shares outstanding	32,308,179	25,131,024
Comprehensive income:
Net income	$3,014	$14,748
Foreign currency translation adjustment, net of tax	(1,652)	(114)
Net comprehensive income	$1,362	$14,634

Drilling Tools International Corp.

Consolidated Statement of Operations and Comprehensive Income (Unaudited)

(In thousands of U.S. dollars and rounded)

	Three months ended December 31,
	2024	2023
Revenue, net:
Tool rental	$31,516	$28,600
Product sale	8,330	6,589
Total revenue, net	39,846	35,189
Operating costs and expenses:
Cost of tool rental revenue	6,552	6,692
Cost of product sale revenue	3,602	1,387
Selling, general, and administrative expense	21,280	17,265
Depreciation and amortization expense	6,600	5,317
Total operating costs and expenses	38,034	30,661
Income from operations	1,812	4,528
Other expense, net:
Interest expense, net	(1,339)	(108)
Gain on sale of property	(1)	33
Loss on asset disposal	—	(489)
Gain (loss) on remeasurement of previously held equity interest	—	(107)
Other income (expense), net	(2,262)	(189)
Total other expense, net	(3,602)	(860)
Income before income tax expense	(1,790)	3,668
Income tax (expense)/benefit	445	155
Net income	$(1,345)	$3,823
Accumulated dividends on redeemable convertible preferred stock	—	—
Net income available to common shareholders	$(1,345)	$3,823
Basic earnings per share	$(0.04)	$0.13
Diluted earnings per share	$(0.04)	$0.13
Basic weighted-average common shares outstanding	34,704,696	29,768,568
Diluted weighted-average common shares outstanding	34,704,696	29,768,568
Comprehensive income:
Net income	$(1,345)	$3,823
Foreign currency translation adjustment, net of tax	(2,405)	3
Net comprehensive income	$(3,750)	$3,826

Drilling Tools International Corp.

Consolidated Balance Sheets (Unaudited)

(In thousands of U.S. dollars and rounded)

	December 31,	December 31,
	2024	2023
ASSETS
Current assets
Cash	$6,185	$6,003
Accounts receivable, net	39,606	29,929
Related party note receivable, current	909	—
Inventories, net	17,502	5,034
Prepaid expenses and other current assets	3,874	4,553
Investments - equity securities, at fair value	—	888
Total current assets	68,076	46,408
Property, plant and equipment, net	75,571	65,800
Operating lease right-of-use asset	22,718	18,786
Intangible assets, net	37,232	216
Goodwill	12,147	—
Deferred financing costs, net	817	409
Related party note receivable, less current portion	4,262	—
Deposits and other long-term assets	1,608	879
Total assets	$222,431	$132,498
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$11,983	$7,751
Accrued expenses and other current liabilities	7,864	10,579
Current portion of operating lease liabilities	4,121	3,958
Current maturities of long-term debt	6,995	—
Total current liabilities	30,963	22,288
Operating lease liabilities, less current portion	18,765	14,893
Long term debt, net of current portion	19,676	—
Revolving line of credit	27,142	—
Deferred tax liabilities, net	5,926	6,627
Total liabilities	102,472	43,808
Commitments and contingencies
Shareholders' equity
Common stock, $0.0001 par value, shares authorized 500,000,000 as of December 31, 2024 and December 31, 2023, 34,704,696 shares issued and outstanding as of December 31, 2024 and 29,768,568 shares issued and outstanding as of December 31, 2023	3	3
Additional paid-in-capital	125,415	95,218
Accumulated deficit	(3,582)	(6,306)
Accumulated other comprehensive loss	(1,877)	(225)
Total shareholders' equity	119,959	88,690
Total liabilities and shareholders' equity	$222,431	$132,498

Drilling Tools International Corp.

Consolidated Statement of Cash Flows (Unaudited)

(In thousands of U.S. dollars and rounded)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income	$3,014	$14,748
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	23,832	20,352
Amortization of deferred financing costs	313	139
Non-cash lease expense	5,121	4,515
Unrealized loss on currency remeasurement	225	—
Provision for excess and obsolete inventory	—	75
Provision for excess and obsolete property and equipment	—	122
Provision for credit losses	424	117
Deferred tax expense/(benefit)	(778)	3,443
Loss on asset disposal	—	489
Gain on sale of property	(60)	(101)
Realized loss on equity securities	12	—
Unrealized (gain) loss on equity securities	(368)	255
Realized loss on interest rate swap	—	4
Gross profit from sale of lost-in-hole equipment	(10,027)	(16,686)
Stock-based compensation expense	2,092	3,986
Interest Income on related party note receivable	(151)
Changes in operating assets and liabilities:
Accounts receivable, net	(4,015)	(1,048)
Prepaid expenses and other current assets	874	519
Inventories, net	(4,320)	(1,716)
Deposits and other current assets	—	(496)
Operating lease liabilities	(4,832)	(4,415)
Accounts payable	(78)	(1,552)
Accrued expenses and other current liabilities	(5,220)	583
Net cash flows from operating activities	6,058	23,334
Cash flows from investing activities:
Acquisition of a business, net of cash acquired	(47,258)	—
Proceeds from sale of property and equipment	79	202
Purchase of property, plant and equipment	(22,892)	(43,750)
Proceeds from sale of lost-in-hole equipment	15,253	19,684
Proceeds from sale of equity securities	1,244	—
Purchases of intangible assets	(12)	—
Net cash flows from investing activities	(53,586)	(23,864)
Cash flows from financing activities:
Proceeds from Merger and PIPE Financing, net of transaction costs	—	23,162
Payment of deferred financing costs	(722)	(324)
Proceeds from revolving line of credit	38,618	73,050
Payments on revolving line of credit	(11,476)	(91,399)
Proceeds from long-term debt	25,000	—
Payments on long-term debt	(3,535)	—
Payments to holders of DTIH redeemable convertible preferred stock in connection with retiring their DTI stock upon the Merger	—	(194)
Net cash flows from financing activities	47,885	4,295
Effect of Changes in Foreign Exchange Rate	(175)	(114)
Net Change in Cash	182	3,651
Cash at Beginning of Period	6,003	2,352
Cash at End of Period	$6,185	$6,003
Supplemental cash flow information:
Cash paid for interest	$2,673	$1,174
Cash paid for income taxes	$2,970	$3,006
Non-cash investing and financing activities:
Fair value of CTG liabilities assumed in CTG Acquisition	$3,162	$—
Fair value of SDPI liabilities assumed in SDPI Acquisition	$6,246	$—
Fair value of EDP liabilities assumed in EDP Acquisition	$1,769	$—
ROU assets obtained in exchange for lease liabilities	$5,737	$3,264
Non-cash recovery of note receivable	$453	$—
Net exercise of stock options	$254	$—
Shares withheld from exercise of stock options for payment of taxes	$36	$—
Purchases of inventory included in accounts payable and accrued expenses and other current liabilities	$1,176	$601
Purchases of property and equipment included in accounts payable and accrued expenses and other current liabilities	$126	$1,422
Non-cash directors and officers insurance	$—	$695
Non-cash Merger financing	$—	$2,000
Exchange of DTIH redeemable convertible preferred stock for DTIC Common Stock in connection with Merger	$—	$7,193
Issuance of DTIC Common Stock to former holders of DTIH redeemable convertible preferred stock in connection with Exchange Agreements	$—	$10,805
Accretion of redeemable convertible preferred stock to redemption value	$—	$314

Non-GAAP Financial Measures

This release includes Adjusted EBITDA, Adjusted Free Cash Flow, Net Debt and Adjusted Net Income measures. Each of the metrics are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934.

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. Adjusted EBITDA is not a measure of net earnings or cash flows as determined by GAAP. We define Adjusted EBITDA as net earnings (loss) before interest, taxes, depreciation and amortization, further adjusted for (i) goodwill and/or long-lived asset impairment charges, (ii) stock-based compensation expense, (iii) restructuring charges, (iv) transaction and integration costs related to acquisitions and (v) other expenses or charges to exclude certain items that we believe are not reflective of ongoing performance of our business.

We believe Adjusted EBITDA is useful because it allows us to supplement the GAAP measures in order to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP, or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

Adjusted Free Cash Flow is a supplemental non-GAAP financial measure, and we define Adjusted Free Cash Flow as Adjusted EBITDA less Gross Capital Expenditures. We use Adjusted Free Cash Flow as a financial performance measure used for planning, forecasting, and evaluating our performance. We believe that Adjusted Free Cash Flow is useful to enable investors and others to perform comparisons of current and historical performance of the Company. As a performance measure, rather than a liquidity measure, the most closely comparable GAAP measure is net income (loss).

Net Debt is a supplemental non-GAAP financial measure, and we define Net Debt as total debt less cash and cash equivalents. We use Net Debt to determine our outstanding debt obligations that would not be readily satisfied by our cash and cash equivalents on hand. We believe this metric is useful to analysts and investors in determining our leverage position since we have the ability to, and may decide to, use a portion of our cash and cash equivalents to reduce debt.

We define Adjusted Net Income (Loss) as consolidated net income (loss) adjusted for (i) goodwill and/or long-lived asset impairment charges, (ii) restructuring charges, (iii) transaction and integration costs related to acquisitions, (iv) income taxes expense which is calculated by applying our effective tax rate on unadjusted net income to adjusted pre-tax income, and (v) other expenses or charges to exclude certain items that we believe are not reflective of the ongoing performance of our business. We believe Adjusted Net Income (Loss) is useful because it allows us to exclude non-recurring items in evaluating our operating performance.

We define Adjusted Diluted Earnings (Loss) per share as the quotient of adjusted net income (loss) and diluted weighted average common shares. We believe that Adjusted Diluted Earnings (Loss) per share provides useful information to investors because it allows us to exclude non-recurring items in evaluating our operating performance on a diluted per share basis.

The following tables present a reconciliation of the non-GAAP financial measures of Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Net Income to the most directly comparable GAAP financial measures for the periods indicated:

Drilling Tools International Corp.

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

(In thousands of U.S. dollars and rounded)

	Year Ended December 31,
	2024	2023
Net income (loss)	$3,014	$14,748
Add (deduct):
Income tax expense/(benefit)	(30)	5,046
Depreciation and amortization	23,832	20,352
Interest expense, net	3,369	1,103
Stock option expense	2,092	1,661
Management fees	750	1,130
Gain on sale of property	(60)	(101)
Loss on asset disposal	—	489
Loss (gain) on remeasurement of previously held equity interest	(368)	255
Transaction expense	7,036	5,979
Other expense, net	467	380
Adjusted EBITDA	$40,101	$51,042

	Three Months Ended December 31,
	2024	2023
Net income (loss)	$(1,345)	$3,823
Add (deduct):
Income tax expense/(benefit)	(445)	(155)
Depreciation and amortization	6,600	5,317
Interest expense, net	1,339	108
Stock option expense	520	—
Management fees	187	357
Gain on sale of property	1	(33)
Loss on asset disposal	—	489
Loss (gain) on remeasurement of previously held equity interest	—	107
Transaction expense	2,270	16
Other expense, net	(7)	173
Adjusted EBITDA	$9,120	$10,202

Drilling Tools International Corp.

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

(In thousands of U.S. dollars and rounded)

	Year Ended December 31,
	2024	2023
Net income (loss)	$3,014	$14,748
Add (deduct):
Income tax expense/(benefit)	(30)	5,046
Depreciation and amortization	23,832	20,352
Interest expense, net	3,369	1,103
Stock option expense	2,092	1,661
Management fees	750	1,130
Gain on sale of property	(60)	(101)
Loss on asset disposal	—	489
Loss (gain) on remeasurement of previously held equity interest	(368)	255
Transaction expense	7,036	5,979
Other expense, net	467	380
Gross capital expenditures	(22,892)	(43,750)
Adjusted Free Cash Flow	$17,209	$7,292

	Three Months Ended December 31,
	2024	2023
Net income (loss)	$(1,345)	$3,823
Add (deduct):
Income tax expense/(benefit)	(445)	(155)
Depreciation and amortization	6,600	5,317
Interest expense, net	1,339	108
Stock option expense	520	—
Management fees	187	357
Gain on sale of property	1	(33)
Loss on asset disposal	—	489
Loss (gain) on remeasurement of previously held equity interest	—	107
Transaction expense	2,270	16
Other expense, net	(7)	173
Gross capital expenditures	(3,214)	(6,974)
Adjusted Free Cash Flow	$5,906	$3,228

Drilling Tools International Corp.

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

(In thousands of U.S. dollars and rounded)

	Year Ended December 31,
	2024	2023
Net income (loss)	$3,014	$14,748
Transaction expense	7,036	5,979
Income tax expense/(benefit)	(30)	5,046
Adjusted Income Before Tax	$10,020	$25,773
Adjusted Income tax expense	101	(6,570)
Adjusted Net Income	$10,121	$19,203
Accumulated dividends on redeemable convertible preferred stock	—	314
Adjusted Net income available to common shareholders	$10,121	$18,889
Adjusted Basic earnings per share	$0.32	$0.88
Adjusted Diluted earnings per share	$0.31	$0.76
Basic weighted-average common shares outstanding	31,938,847	21,421,610
Diluted weighted-average common shares outstanding	32,308,179	25,131,024

	Three Months Ended December 31,
	2024	2023
Net income (loss)	$(1,345)	$3,823
Transaction expense	2,270	16
Income tax expense/(benefit)	(445)	(155)
Adjusted Income Before Tax	$480	$3,684
Adjusted Income tax expense	119	156
Adjusted Net Income	$600	$3,840
Accumulated dividends on redeemable convertible preferred stock	—	314
Adjusted Net income available to common shareholders	$600	$3,526
Adjusted Basic earnings per share	$0.02	$0.12
Adjusted Diluted earnings per share	$0.02	$0.13
Basic weighted-average common shares outstanding	34,704,696	29,768,568
Diluted weighted-average common shares outstanding	34,704,696	29,768,568

Drilling Tools International Corp.

Reconciliation of Estimated Consolidated Net Income to Adjusted EBITDA (Unaudited)

(In thousands of U.S. dollars and rounded)

	Twelve Months Ended December 31, 2025
	Low	High
Net Income	$2,000	$5,000
Add (deduct)
Interest expense, net	3,500	4,500
Income tax expense	1,100	2,000
Depreciation and amortization	28,000	31,000
Management fees	700	800
Other expense	300	700
Stock option expense	4,000	4,500
Transaction expense	400	1,500
Adjusted EBITDA	$40,000	$50,000
Revenue	163,000	183,000
Adjusted EBITDA Margin	25%	27%

Drilling Tools International Corp.

Reconciliation of Estimated Consolidated Net Income to Adjusted Free Cash Flow (Unaudited)

(In thousands of U.S. dollars and rounded)

	Twelve Months Ended December 31, 2025
	Low	High
Net Income	$2,000	$5,000
Add (deduct)
Interest expense, net	3,500	4,500
Income tax expense	1,100	2,000
Depreciation and amortization	28,000	31,000
Management fees	700	800
Other expense	300	700
Stock option expense	4,000	4,500
Transaction expense	400	1,500
Gross capital expenditures	(23,000)	(29,000)
Adjusted Free Cash Flow	$17,000	$21,000
Adjusted Free Cash Flow Margin	10%	11%